As filed with the Securities and Exchange Commission on February 18, 2011
Registration No. 333-163482

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

Constar International Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	13-1889304 (I.R.S. Employer Identification No.)
One Crown Way
Philadelphia, PA 19154
(Address of principal executive offices) (Zip Code)

2009 Equity Compensation Plan
(as amended and restated from time to time)
(Full title of the plans)

J. Mark Borseth
Executive Vice President, Chief Financial Officer
Constar International Inc.
One Crown Way
Philadelphia, PA 19154
(Name and address of agent for service)
(215)-552-3700
(Telephone number, including area code, of agent for service)
With a copy to:
Eric S. Siegel, Esq.
Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, Pennsylvania 19104
(215) 994-4000
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

TERMINATION OF REGISTRATION
This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”), filed by Constar International Inc., a Delaware corporation (the “Company”), removes from registration all shares of the Company’s Common Stock, par value $.01 per share (the “Common Stock”) registered under the Registration Statement on Form S-8 (File No. 333-163482) filed by the Company on December 4, 2009 (the “Registration Statement”) with the Securities and Exchange Commission, pertaining to the registration of 129,629 shares of Common Stock relating to the Company’s 2009 Equity Compensation Plan.
Effective upon filing hereof, the Company hereby removes from registration all shares of Common Stock registered under the Registration Statement that remain unsold as of the date of this Post-Effective Amendment.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, State of Pennsylvania on the 18th day of February, 2011.

CONSTAR INTERNATIONAL INC.
By:	/s/ J. Mark Borseth
J. Mark Borseth
Executive Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Grant H. Beard Grant H. Beard	President, Chief Executive Officer and Director (principal executive officer)	February 18, 2011

/s/ J. Mark Borseth J. Mark Borseth	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	February 18, 2011

/s/ J. Mark Borseth, as attorney-in fact L. White Matthews	Director	February 18, 2011

/s/ J. Mark Borseth, as attorney-in fact Michael J. Balduino	Director	February 18, 2011

/s/ J. Mark Borseth, as attorney-in fact Eric A. Balzer	Director	February 18, 2011

/s/ J. Mark Borseth, as attorney-in fact Lawrence V. Jackson	Director	February 18, 2011

/s/ J. Mark Borseth, as attorney-in fact Ruth J. Mack	Director	February 18, 2011

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